Exhibit 10.4

10.4 - Form of Participant Award Agreement under the Equitable Resources, Inc. 2002 Executive Performance Incentive Program (as amended and restated May 1, 2003 and April 13, 2004.)

All grants were made pursuant to an award agreement substantially as follows:

[DATE]

[NAME AND ADDRESS]

Dear [NAME]:

Pursuant to the terms and conditions of the Company’s 1999 Long-Term Incentive Plan (the “Plan”) and the 2002 Executive Performance Incentive Program (the “Program”), on December 4, 2002, the Compensation Committee of the Board of Directors of Equitable Resources, Inc. (the “Committee”) granted you                Target Share Units (the “Award”), the value of which is determined by reference to the Company’s common stock.  The terms and conditions of the Award, including, without limitation, vesting and distribution, shall be governed by the provisions of the Program document attached hereto as Exhibit A, provided that the Committee retains the discretion to distribute the Award in cash, Company stock or any combination thereof.

Johanna G. O’Loughlin
For the Compensation Committee

The undersigned hereby acknowledges receipt of this award granted on the date shown above, the terms of which are subject to the terms and conditions of the Program as referenced above.  The undersigned further acknowledges receipt of a copy of the Program document and agrees to be bound by all the provisions hereof and thereof.

Signature:	Date: